EXHIBIT 4.8



                                    SHARED COLLATERAL SECURITY AGREEMENT dated
                           as of July 30, 1999, among ALLIED WASTE NORTH AMERICA, INC., a Delaware corporation ("AWNA"), each subsidiary of AWNA listed on Schedule I hereto (each such Subsidiary individually a "Subsidiary Grantor" and collectively, the "Subsidiary Grantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral trustee (in such capacity, the "Collateral Trustee") for the Secured Parties (as defined herein).

         Reference is made to (a) the Credit Agreement dated as of July 21, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among AWNA, Allied Waste Industries, Inc. ("Allied Waste"), the lenders from time to time party thereto (the "Lenders"), and Chase, as administrative agent and collateral agent for the Lenders (in such capacity, the "Agent"), (b) the Subsidiary Guarantee Agreement dated as of July 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee Agreement"), among the Subsidiary Grantors, certain other Subsidiaries of Allied Waste and the Agent, (c) the Restated Indenture dated as of September 1, 1991 (as supplemented and amended from time to time, the "BFI Indenture") between Browning-Ferris Industries, Inc. ("BFI") and Chase Bank of Texas, N.A., as successor trustee to First City Texas-Houston, NA. (together with any successor in such capacity, the "BFI Trustee"), and (d) the Indenture dated as of December 23, 1998 (as supplemented and amended from time to time, the "AWNA Indenture") among AWNA, Allied Waste and U.S. Bank Trust National Association, as trustee (together with any successor in such capacity, the "AWNA Trustee").

         The Senior Lenders have agreed to make Senior Loans to AWNA, and the Issuing Banks have agreed to issue Letters of Credit for the account of AWNA, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Subsidiary Grantors has agreed to guarantee, among other things, all the obligations of AWNA to the Senior Lenders under the Credit Agreement pursuant to the Subsidiary Guarantee Agreement to secure the Credit Agreement Senior Obligations (as hereinafter defined).

         Pursuant to the provisions of the BFI Indenture, BFI may not, and may not permit any subsidiary of BFI (if such subsidiary constitutes a Restricted Subsidiary (as defined in the BFI Indenture)), to secure the Credit Agreement Senior Obligations without providing that the BFI Indenture Debt (as hereinafter defined) be secured equally and ratably with such obligations.

         Pursuant to the provisions of the AWNA Indenture, AWNA may not, and may not permit any subsidiary of AWNA, including the Subsidiary Grantors (if such subsidiary constitutes a Restricted Subsidiary, as defined in the AWNA Indenture)) to secure the BFI Indenture Debt without providing that the AWNA Indenture Debt (as hereinafter defined) be secured equally and ratably with the BFI Indenture Debt

         It is a condition precedent to the Senior Lenders' obligations to make Senior Loans and other extensions of credit under the Credit Agreement that the Subsidiary Grantors shall have executed and delivered this Agreement and the Collateral Trust Agreement dated the date hereof (as amended or otherwise modified from time to time, the "Collateral Trust Agreement") among AWNA, the Subsidiary Grantors and the Collateral Trustee.

         Accordingly, the Subsidiary Grantors and the Collateral Trustee, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

                                   ARTICLE I

                                   Definitions

         SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement and all references to the Uniform Commercial Code shall mean the Uniform Commercial Code in effect in the State of New York as of the date hereof.

         SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "Account Debtor" shall mean any person who is or who may become obligated to any Subsidiary Grantor under, with respect to or on account of an Account.

         "Accounts" shall mean any and all right, title and interest of any Subsidiary Grantor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Subsidiary Grantors.

         "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, tides, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

         "AWNA Indenture Debt" shall mean the senior notes issued by AWNA prior to the date hereof under the AWNA Indenture in an aggregate principal amount of approximately $1,700,000,000.

         "AWNA Senior Note Obligations" shall mean the obligations (without duplication) of AWNA and the Subsidiary Grantors to pay the principal of, premium, if any, and interest on, the AWNA Indenture Debt.

         "BFI Indenture Debt" shall mean the senior notes issued by BFI prior to the date hereof under the BFI Indenture in an aggregate principal amount of approximately $1,450,000,000. The BFI Indenture debt has been guaranteed by AWNA and Allied Waste.

         "BFI Senior Note Obligations" shall mean the obligations (without duplication) of BFI and AWNA to pay the principal of, premium, if any, and interest on, the BFI Indenture Debt.

         "Collateral" shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts,
(g) Investment Property and (h) Proceeds.

         "Commodity Account" shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "Commodity Contract" shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.


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

         "Commodity Customer" shall mean a person for whom a Commodity Intermediary carries a Commodity Contract on its books.

         "Commodity Intermediary" shall mean (a) a person who is registered as a futures commission merchant under the federal commodities laws or (b) a person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

         "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Subsidiary Grantor or that such Subsidiary Grantor otherwise has the right to license, or granting any right to such Subsidiary Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Subsidiary Grantor under any such agreement.

         "Copyrights" shall mean all of the following now owned or hereafter acquired by any Subsidiary Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

         "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

         "Credit Agreement Senior Obligations" shall mean (a) the due and punctual payment by AWNA of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Senior Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by AWNA under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of AWNA to the Senior Lenders under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of AWNA to the Senior Lenders or relating to the Senior Loans under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party to the Senior Lenders under or pursuant to this Agreement and the other Loan Documents and (d) the due and punctual payment and performance of all obligations of any Loan Party under each Interest Rate Protection Agreement entered into with any counterparty that was a Senior Lender or an Affiliate of a Senior Lender at the time such Interest Rate Protection Agreement was entered into.

         "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

         "Entitlement Holder" shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such person is the Entitlement Holder.

         "Equipment" shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Subsidiary Grantor. The term Equipment shall include Fixtures.



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


         "Event of Default" shall mean a "Senior Event of Default" under the Credit Agreement or any "Event of Default" under the AWNA Indenture or the BFI Indenture (as such term is defined in each such agreement or indenture).

         "Financial Asset" shall mean (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person that is, or is of a type, dealt with in or traded on financial markets, or that is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

         "Fixtures" shall mean all items of Equipment, whether now owned or hereafter acquired, of any Subsidiary Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

         "General Intangibles" shall mean all choses in action and causes of action and all other assignable intangible personal property of any Subsidiary Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Subsidiary Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Interest Rate Protection Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Subsidiary Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

         "Intellectual Property" shall mean all intellectual and similar property of any Subsidiary Grantor of every kind and nature now owned or hereafter acquired by any Subsidiary Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "Inventory" shall mean all goods of any Subsidiary Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Subsidiary Grantor under contracts of service, or consumed in any Subsidiary Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Subsidiary Grantor.

         "Investment Property" shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Subsidiary Grantor, whether now owned or hereafter acquired by any Subsidiary Grantor.

         "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Subsidiary Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Subsidiary Grantor as licensee thereunder).



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

         "Obligations" shall mean, without duplication, (i) the Credit Agreement Senior Obligations, (ii) the AWNA Senior Note Obligations and (iii) the BFI Senior Note Obligations; provided, however, that the "Obligations" shall not in any event include any obligations in respect of debt securities issued under the AWNA Indenture or the BFI Indenture after the date hereof.

         "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Subsidiary Grantor or that any Subsidiary Grantor otherwise has the right to license, is in existence, or granting to any Subsidiary Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Subsidiary Grantor under any such agreement.

         "Patents" shall mean all of the following now owned or hereafter acquired by any Subsidiary Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Perfection Certificate" shall mean a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of AWNA.

         "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Trustee , (b) any claim of any Subsidiary Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued rising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Subsidiary Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Subsidiary Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Subsidiary Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Subsidiary Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Secured Parties" shall mean (a) the Senior Lenders, (b) the Agent, (c) the Collateral Trustee, (d) the Issuing Banks, (e) each counterparty to an Interest Rate Protection Agreement entered into with a Loan Party if such counterparty was a Senior Lender or an Affiliate of a Senior Lender at the time the Interest Rate Protection Agreement was entered into, (f) the beneficiaries (other than the Tranche D Lenders and their Related Parties in their capacities as such) of each indemnification obligation undertaken by AWNA or any Subsidiary Grantor under any Loan Document in respect of any of the foregoing Persons or their Related Parties, in their capacities as such, (g) the AWNA Trustee, for the benefit of the holders from time to time of the AWNA Indenture Debt, (h) the BFI Trustee, for the benefit of the holders from time to time of the BFI Indenture Debt and (i) the successors and assigns of each of the foregoing.

         "Securities" shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer that (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of


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

a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

         "Securities Account" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "Security Entitlements" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "Security Interest" shall have the meaning assigned to such term in
Section 2.01.

         "Securities Intermediary" shall mean (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Subsidiary Grantor or that any Subsidiary Grantor otherwise has the right to license, or granting to any Subsidiary Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Subsidiary Grantor under any such agreement.

         "Trademarks" shall mean all of the following now owned or hereafter acquired by any Subsidiary Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.


                                   ARTICLE II

                                Security Interest

         SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Subsidiary Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Trustee, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Trustee, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Subsidiary Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Trustee is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Subsidiary Grantor, without the signature of any Subsidiary Grantor, and naming any Subsidiary Grantor or the Subsidiary Grantors as debtors and the Collateral Trustee as secured party.



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

         SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Trustee or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Subsidiary Grantor with respect to or arising out of the Collateral.

                                   ARTICLE III

                         Representations and Warranties

         The Subsidiary Grantors jointly and severally represent and warrant to the Collateral Trustee and the Secured Parties that:

         SECTION 3.01. Title and Authority. Each Subsidiary Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Trustee the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

         Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign, and the term "Collateral" shall not include, any interest in Roosevelt Associates General Partnership, Landfill Power LLC, Kent-Meridian Disposal Company Joint Venture, Foothills Sanitary Landfill, Inc. and BFGSI Series 1997-A Trust if (i) such assignment, without the consent of a third party, would constitute a breach or default under, or cause or permit the acceleration of the obligations under, any applicable agreement or contract and (ii) AWNA has been unable, after using commercially reasonable efforts, to obtain such consent within 60 days after the Effective Date.

         SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Trustee for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Trustee (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

         (b) Each Subsidiary Grantor represents and warrants that fully executed security agreements in the form hereof and containing a description of all Collateral, if any, consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Trustee for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect


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

the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Trustee (for the ratable benefit of the Secured Parties) in respect of all Collateral, if any, consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

         SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and
(c) a security interest that shall be perfected in all Collateral, if any, in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.02A of the Credit Agreement.

         SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Subsidiary Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02A of the Credit Agreement. No Subsidiary Grantor has filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Subsidiary Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Subsidiary Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02A of the Credit Agreement.


                                   ARTICLE IV

                                    Covenants

          SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Subsidiary Grantor agrees promptly to notify the Collateral Trustee in writing, or to ensure that such notice is given in the first report thereafter pursuant to Section 5.15A of the Credit Agreement, of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in its identity or corporate structure or (iv) in its Federal Taxpayer Identification Number. Each Subsidiary Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Trustee to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. Each Subsidiary Grantor agrees promptly to notify the Collateral Trustee if any material portion of the Collateral owned or held by such Subsidiary Grantor is damaged or destroyed.



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

         (b) Each Subsidiary Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Subsidiary Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Trustee may reasonably request, promptly to prepare and deliver to the Collateral Trustee a duly certified schedule or schedules in form and detail satisfactory to the Collateral Trustee showing the identity, amount and location of any and all Collateral.

         SECTION 4.02. Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.04A of the Credit Agreement, AWNA shall deliver to the Collateral Trustee a certificate executed by a Financial Officer of Allied Waste and AWNA setting forth the information required pursuant to Sections 1, 2, 8, 9, 10 and 11 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section
4.02. Each certificate delivered pursuant to this Section 4.02 shall identify in the format of Schedule II, III, IV or V, as applicable, all Intellectual Property of any Subsidiary Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Trustee.

         SECTION 4.03. Protection of Security. Each Subsidiary Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Trustee in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02A of the Credit Agreement.

         SECTION 4.04. Further Assurances. Each Subsidiary Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Trustee may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Trustee, duly endorsed in a manner satisfactory to the Collateral Trustee.

         Without limiting the generality of the foregoing, each Subsidiary Grantor hereby authorizes the Collateral Trustee, with prompt notice thereof to the Subsidiary Grantors, to supplement this Agreement by supplementing Schedule II, III, IV or V hereto or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided, however, that any Subsidiary Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Trustee of the specific identification of such Collateral, to advise the Collateral Trustee in writing of any inaccuracy of the representations and warranties made by such Subsidiary Grantor hereunder with respect to such Collateral. Each Subsidiary Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Trustee of the specific identification of such Collateral.

         SECTION 4.05. Inspection and Verification. The Collateral Trustee and such persons as the Collateral Trustee may reasonably designate shall have the right, at the Subsidiary Grantors' own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Subsidiary Grantors' affairs with the officers of the Subsidiary Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.07A of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification; provided, that so long as no Default has occurred and is continuing, such inspections and discussions shall be at reasonable times and with reasonable notice and shall occur no more than three times per year. The Collateral Trustee shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being understood that any such information shall be deemed to be "Information" subject to the provisions of Section 9.12 of the Credit Agreement).

         SECTION 4.06. Taxes; Encumbrances. At its option, the Collateral Trustee or any Secured Party may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02A of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Subsidiary Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Subsidiary Grantor jointly and severally agrees to reimburse the Collateral Trustee or such Secured Party on demand for any payment made or any expense incurred by the Collateral Trustee or such Secured Party pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Subsidiary Grantor from the performance of, or imposing any obligation on the Collateral Trustee or any Secured Party to cure or perform, any covenants or other promises of any Subsidiary Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

         SECTION 4.07. Assignment of Security Interest. If at any time any Subsidiary Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Subsidiary Grantor shall promptly assign such security interest to the Collateral Trustee. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

          SECTION 4.08. Continuing Obligations of the Subsidiary Grantors. Each Subsidiary Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Subsidiary Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Trustee and the Secured Parties from and against any and all liability for such performance.

         SECTION 4.09. Use and Disposition of Collateral. None of the Subsidiary Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.02A of the Credit Agreement. None of the Subsidiary Grantors shall make or permit to be made any transfer of the Collateral and each Subsidiary Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Trustee or the Agent shall notify the Subsidiary Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Subsidiary Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Subsidiary Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Subsidiary Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory subject to the Security Interest and the instructions of the Collateral Trustee and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

         SECTION 4.10. Limitation on Modification of Accounts. None of the Subsidiary Grantors will, without the Collateral Trustee's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Subsidiary Grantor is engaged.

         SECTION 4.11. Insurance. The Subsidiary Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.02A of the Credit Agreement. Each Subsidiary Grantor irrevocably makes, constitutes and appoints the Collateral Trustee (and all officers, employees or agents designated by the Collateral Trustee) as such Subsidiary Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Subsidiary Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Subsidiary Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto (or shall fail to be self-insured as permitted by the Credit Agreement), the Collateral Trustee or any Secured Party may, without waiving or releasing any obligation or liability of the Subsidiary Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Trustee or such Secured Party deems advisable. All sums disbursed by the Collateral Trustee or such Secured Party in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Subsidiary Grantors to the Collateral Trustee or such Secured Party and shall be additional Obligations secured hereby.

         SECTION 4.12. Legend. Each Subsidiary Grantor shall legend, in form and manner satisfactory to the Collateral Trustee, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Trustee for the benefit of the Secured Parties and that the Collateral Trustee has a security interest therein.

          SECTION 4.13. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Subsidiary Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Subsidiary Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

         (b) Each Subsidiary Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Subsidiary Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

         (c) Each Subsidiary Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

         (d) Each Subsidiary Grantor shall notify the Collateral Trustee immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Subsidiary Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

         (e) In no event shall any Subsidiary Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Trustee, and, upon request of the Collateral Trustee, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Trustee may request to evidence the Collateral Trustee's security interest in such Patent, Trademark or Copyright, and each Subsidiary Grantor hereby appoints the Collateral Trustee as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

         (f) Each Subsidiary Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Subsidiary Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

         (g) In the event that any Subsidiary Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Subsidiary Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Subsidiary Grantor promptly shall notify the Collateral Trustee and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

         (h) Upon and during the continuance of an Event of Default, each Subsidiary Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Subsidiary Grantor's right, title and interest thereunder to the Collateral Trustee or its designee.


                                    ARTICLE V

                                    Remedies

         SECTION 5.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Subsidiary Grantor agrees to deliver each item of Collateral to the Collateral Trustee on demand, and it is agreed that the Collateral Trustee shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Subsidiary Grantors to the Collateral Trustee, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Trustee shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Subsidiary Grantor agrees that the Collateral Trustee shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Trustee shall deem appropriate. The Collateral Trustee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Trustee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Subsidiary Grantor, and each Subsidiary Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Subsidiary Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Trustee shall give the Subsidiary Grantors 10 days' written notice (which each Subsidiary Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Trustee's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Trustee may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Trustee may (in its sole and absolute discretion) determine. The Collateral Trustee shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Subsidiary Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Subsidiary Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Subsidiary Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Trustee shall be free to carry out such sale pursuant to such agreement and no Subsidiary Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Trustee shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Trustee may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

          SECTION 5.02. Application of Proceeds. The Collateral Trustee shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, in the manner set forth in the Collateral Trust Agreement; provided, however, that if the Collateral Trust Agreement shall not be in effect, such proceeds and cash shall be applied as follows:

                  FIRST, to the payment of all costs and expenses incurred by the Agent or the Collateral Trustee (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Trustee or any Secured Party hereunder or under any other Loan Document on behalf of any Subsidiary Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Credit Agreement Senior Obligations (the amounts so applied to be distributed among the holders of the Credit Agreement Senior Obligations pro rata in accordance with the amounts of the Credit Agreement Senior Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Subsidiary Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Trustee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Trustee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Trustee or such officer or be answerable in any way for the misapplication thereof.

          SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Trustee to exercise rights and remedies under this Article at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, each Subsidiary Grantor hereby grants to the Collateral Trustee an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Subsidiary Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Subsidiary Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Trustee shall be exercised, at the option of the Collateral Trustee, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Trustee in accordance herewith shall be binding upon the Subsidiary Grantors notwithstanding any subsequent cure of an Event of Default.

                                   ARTICLE VI

                                  Miscellaneous

          SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 8.03 of the Collateral Trust Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to AWNA. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 6.02. Security Interest Absolute. All rights of the Collateral Trustee hereunder, the Security Interest and all obligations of the Subsidiary Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, the AWNA Indenture, the BFI Indenture or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Subsidiary Grantor in respect of the Obligations or this Agreement.

          SECTION 6.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Subsidiary Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Senior Lenders of the Senior Loans, and the execution and delivery to the Senior Lenders of any notes evidencing such Senior Loans, regardless of any investigation made by the Senior Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

          SECTION 6.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Subsidiary Grantor when a counterpart hereof executed on behalf of such Subsidiary Grantor shall have been delivered to the Collateral Trustee and a counterpart hereof shall have been executed on behalf of the Collateral Trustee, and thereafter shall be binding upon such Subsidiary Grantor and the Collateral Trustee and their respective successors and assigns, and shall inure to the benefit of such Subsidiary Grantor, the Collateral Trustee and the other Secured Parties and their respective successors and assigns, except that no Subsidiary Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Subsidiary Grantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Grantor without the approval of any other Subsidiary Grantor and without affecting the obligations of any other Subsidiary Grantor hereunder.

          SECTION 6.05. Successors and Assigns; Collateral Trustee in its Individual Capacity. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Subsidiary Grantor or the Collateral Trustee that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) The Collateral Trustee may resign and a successor Collateral

Trustee may be appointed in the manner provided in the Collateral Trust Agreement. Upon the acceptance of any appointment as a collateral trustee by a successor collateral trustee, that successor collateral trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring collateral trustee, as secured party under this Agreement, and the retiring collateral trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring collateral trustee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Trustee.

          (c) The Collateral Trustee and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Allied Waste its Subsidiaries as though the Collateral Trustee were not collateral trustee hereunder. With respect to the Loans made by it and all Obligations owing to it, the Collateral Trustee shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the collateral trustee, and the terms "Senior Lender" and "Senior Lenders" shall include the Collateral Trustee in its individual capacity.

          SECTION 6.06. Collateral Trustee's Fees and Expenses; Indemnification.
(a) Each Subsidiary Grantor jointly and severally agrees to pay upon demand to the Collateral Trustee the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Trustee may incur in connection with (i) the administration of this Agreement (including the customary fees and charges of the Collateral Trustee for any audits conducted by it or on its behalf with respect to the Accounts Receivable or Inventory), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Trustee hereunder or (iv) the failure of any Subsidiary Grantor to perform or observe any of the provisions hereof.

          (b) Without limitation of its indemnification obligations under the other Loan Documents or the Collateral Trust Agreement, each Subsidiary Grantor jointly and severally agrees to indemnify the BFI Indenture Trustee, the AWNA Indenture Trustee, the Collateral Trustee and the other Indemnitees under the Credit Agreement that are Senior Lenders or Related Parties thereof against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby. The provisions of this Section 6.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Senior Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Trustee, the Agent or any Lender. All amounts due under this Section 6.06 shall be payable on written demand therefor.

          SECTION 6.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 6.08. Waivers; Amendment. (a) No failure or delay of the Collateral Trustee in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Trustee hereunder, of the Agent, the Issuing Banks, and the Senior Lenders under the other Loan Documents, of the BFI Indenture Trustee under the BFI Indenture, and of the AWNA Indenture Trustee under the AWNA Indenture are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or the Collateral Trust Agreement or consent to any departure by any Subsidiary Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Grantor in any case shall entitle such Subsidiary Grantor or any other Subsidiary Grantor to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Trustee and the Subsidiary Grantor or Subsidiary Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

          SECTION 6.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.

          SECTION 6.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 6.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 6.04), and shall become effective as provided in Section 6.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          SECTION 6.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 6.13. Jurisdiction; Consent to Service of Process. (a) Each Subsidiary Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Trustee, the Agent, the Issuing Banks, any Senior Lender, the BFI Trustee or the AWNA Trustee may otherwise have to bring any action or proceeding relating to this Agreement, the BFI Indenture, the AWNA Indenture or the other Loan Documents against any Subsidiary Grantor or its properties in the courts of any jurisdiction.

          (b) Each Subsidiary Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 6.14. Termination. This Agreement and the Security Interest
(i) shall cease to be effective with respect to the BFI Senior Note Obligations and the AWNA Senior Note Obligations on the earlier of the date (a) on which all the AWNA Indenture Debt and the BFI Indenture Debt shall have been paid to the holders thereof and (b) that is ten days after the provisions of the AWNA Indenture and the BFI Indenture that require equal and ratable security shall be held by a court of competent jurisdiction to be invalid, void or unenforceable and (ii) terminate when all the Credit Agreement Senior Obligations have been indefeasibly paid in full, the Senior Lenders have no further commitment to lend, the LC Exposure has been reduced to zero, the Issuing Banks have no further commitment to issue Letters of Credit under the Credit Agreement and the Agent has given written notification thereof to the Collateral Trustee, at which time the Collateral Trustee shall execute and deliver to the Subsidiary Grantors, at the Subsidiary Grantors' expense, all Uniform Commercial Code termination statements and similar documents which the Subsidiary Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 6.14 shall be without recourse to or warranty by the Collateral Trustee. A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released in the event that all the capital stock of such Subsidiary Grantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of AWNA in accordance with the terms of the Credit Agreement and the other Loan Documents; provided that, if required by the terms of the Credit Agreement, the Required Senior Lenders, all the Senior Lenders or all the Lenders, as the case may be, shall have consented to such sale, transfer or other disposition and the terms of such consent did not provide otherwise; and, provided, further, that any release of a Subsidiary Grantor or any Collateral after the occurrence and during the continuance of a Triggering Event (as defined in the Collateral Trust Agreement) shall be subject to the prior approval of the Collateral Trustee. The Security Interest shall automatically terminate with respect to Collateral sold, transferred or disposed of in accordance with this Agreement and the Credit Agreement, and the Collateral Trustee shall execute and deliver to the Subsidiary Grantors, at the Subsidiary Grantors' expense, all Uniform Commercial Code partial termination statements and similar documents which the Subsidiary Grantors shall reasonably request to evidence such termination. Such termination statements shall, upon the reasonable prior request of the Subsidiary Grantors, be delivered prior to, and held in escrow pending, such sale, transfer or disposition.

          SECTION 6.15. Additional Subsidiary Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of AWNA of an instrument in the form of Annex 3 hereto, such Subsidiary shall become a Subsidiary Grantor hereunder with the same force and effect as if originally named as a Subsidiary Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Subsidiary Grantor hereunder. The rights and obligations of each Subsidiary Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Grantor as a party to this Agreement.


        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        ALLIED WASTE NORTH AMERICA, INC.,

                                          by
                                             --------------------------------
                                             Name:
                                             Title:


                                        EACH OF THE SUBSIDIARY GRANTORS
                                        LISTED ON SCHEDULE I HERETO,

                                          by
                                             --------------------------------
                                             Name:
                                             Title:     Authorized Officer

                                        THE CHASE MANHATTAN BANK, as
                                        Collateral Trustee

                                          by
                                             --------------------------------
                                             Name:
                                             Title:     Authorized Officer

                                                                      SCHEDULE I





                               SUBSIDIARY GRANTORS

                                                                     SCHEDULE II





                                   COPYRIGHTS


None.

                                                                    SCHEDULE III





                                    LICENSES


None.

                                                                     SCHEDULE IV





                                     PATENTS


None.

                                                                      SCHEDULE V





                                   TRADEMARKS


None.

                                                                      SCHEDULE I
                                                     to Supplement No. __ to the
                                                   Collateral Security Agreement




                             LOCATION OF COLLATERAL
                             ----------------------

Description                                                   Location
-----------                                                   --------

                                                                  Annex 1 to the
                                            Shared Collateral Security Agreement



                                    [Form Of]
                             PERFECTION CERTIFICATE


          Reference is made to (a) the Credit Agreement dated as of July 21, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Allied Waste Industries, Inc. ("Allied Waste"), Allied Waste North America, Inc. ("AWNA"), the lenders from time to time party thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent and collateral agent for the Lenders, (b) the Parent Guarantee Agreement dated as of July 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "Parent Guarantee Agreement"), between Allied Waste and the Collateral Agent, (c) the Subsidiary Guarantee Agreement dated as of July 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee Agreement"), among the Subsidiary Guarantors, certain other Subsidiaries of Allied Waste and the Collateral Agent and (d) the Shared Collateral Security Agreement dated as of July 30, 1999 (the "Shared Collateral Security Agreement"), among AWNA, the Subsidiaries of AWNA listed on Schedule I thereto ("Subsidiary Grantors") and the Collateral Trustee. Capitalized terms used but not defined herein have the meanings assigned thereto in the Shared Collateral Security Agreement or the Credit Agreement, as applicable.

          The undersigned, a Financial Officer and a Legal Officer, respectively, of AWNA, hereby certify to the Collateral Trustee and each other Secured Party as follows:

          1. Names. (a) The exact corporate name of each Subsidiary Grantor, as such name appears in its respective certificate of incorporation, is as follows:

          (b) Set forth below is each other corporate name each Subsidiary Grantor has had in the past five years, together with the date of the relevant change:

          (c) Except as set forth in Schedule 1 hereto, no Subsidiary Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

          (d) The following is a list of all other names (including trade names or similar appellations) used by each Subsidiary Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

          (e) Set forth below is the Federal Taxpayer Identification Number of each Subsidiary Grantor:

        2. Current Locations. (a) The chief executive office of each Subsidiary Grantor is located at the address set forth opposite its name below:

Subsidiary Grantor         Mailing Address              County            State


        (b) Set forth below opposite the name of each Subsidiary Grantor are all locations where such Subsidiary Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an "*"):

Subsidiary Grantor         Mailing Address              County            State
------------------         ---------------              ------            -----


        (c) Set forth below opposite the name of each Subsidiary Grantor are all the locations where such Subsidiary Grantor maintains any Collateral not identified above:

Subsidiary Grantor         Mailing Address               County           State
------------------         ---------------               ------           -----


          (d) Set forth below opposite the name of each Subsidiary Grantor are all the places of business of such Subsidiary Grantor not identified in paragraphs (a), (b) and (c) above:

Subsidiary Grantor         Mailing Address                County          State
------------------         ---------------                ------          -----


          (e) Set forth below opposite the name of each Subsidiary Grantor are the names and addresses of all Persons other than such Subsidiary Grantor that have possession of any of the Collateral of such Subsidiary Grantor:

Subsidiary Grantor         Mailing Address                 County         State
------------------         ---------------                 ------         -----


        3. Unusual Transactions. All Accounts Receivable have been originated by the Subsidiary Grantors and all Inventory has been acquired by the Subsidiary Grantors in the ordinary course of business.

        4. File Search Reports. Attached hereto as Schedule 4(A) are true copies of file search reports from the Uniform Commercial Code filing offices where filings described in Section 3.23 of the Credit Agreement are to be made. Attached hereto as Schedule 4(B) is a true copy of each financing statement or other filing identified in such file search reports.

          5. UCC Filings. Duly signed financing statements on Form UCC-1 in substantially the form of Schedule 5 hereto have been prepared for filing in the Uniform Commercial Code filing office in each jurisdiction where a Subsidiary Grantor has Collateral as identified in Section 2 hereof.

          6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

          7. Filing Fees. All filing fees and taxes payable in connection with the filings described in Section 5 above have been paid.

          8. Stock Ownership. Attached hereto as Schedule 8 is a true and correct list of all the duly authorized, issued and outstanding stock, partnership interests, limited liability company interests or other equity interests of BFI and each Subsidiary of BFI and the record and beneficial owners of such equity interests. Also set forth on Schedule 8 is each equity Investment of BFI and each Subsidiary of BFI that represents 50% or less of the equity of the entity in which such investment was made.

          9. Debt Instruments. Attached hereto as Schedule 9 is a true and correct list of all promissory notes and other evidences of indebtedness held by each Subsidiary Grantor that are required to be pledged under the Shared Collateral Pledge Agreement, including all intercompany notes between Subsidiary Grantors.

          10. Advances. Attached hereto as Schedule 10 is (a) a true and correct list of all advances made by any Subsidiary Grantor to any other Subsidiary Grantor (other than those identified in Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Trustee under the Shared Collateral Pledge Agreement, and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to any Subsidiary Grantors.

          11. Intellectual Property. (a) Attached hereto in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Subsidiary Grantor's Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner, the registration number and the expiration date of each such Patent, Patent License, Trademark and Trademark License.

          (b) Attached hereto in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Subsidiary Grantor's Copyrights and Copyright Licenses, including the name of the registered owner, the registration number and the expiration date of each Copyright or Copyright License owned by any Subsidiary Grantor.

          IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [ ] day of July, 1999.

                                 ALLIED WASTE NORTH AMERICA, INC.,

                                   by
                                        ------------------------------
                                        Name:
                                        Title:     [Financial Officer]


                                   by
                                        ------------------------------
                                        Name:
                                        Title:     [Legal Officer]

                                                                  Annex 2 to the
                                            Shared Collateral Security Agreement




                                    SUPPLEMENT NO. ___ dated as of , to the
                           Shared Collateral Security Agreement dated as of July 30, 1999 (the "Shared Collateral Security Agreement"), among Allied Waste North America, Inc., a Delaware corporation ("AWNA"), each Subsidiary of AWNA listed on Schedule I thereto (each such Subsidiary individually a "Subsidiary Grantor" and collectively, the "Subsidiary Grantors") and The Chase Manhattan Bank, a New York banking corporation, as collateral trustee (in such capacity, the "Collateral Trustee") for the Secured Parties (as defined herein).

          A. Reference is made to (a) the Credit Agreement dated as of July 21, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Allied Waste North America, Inc., Allied Waste Industries, Inc., the lenders from time to time party thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent and collateral agent for the Lenders.

          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Shared Collateral Security Agreement and the Credit Agreement.

          C. The Subsidiary Grantors have entered into the Shared Collateral Security Agreement in order to induce the Senior Lenders to make Senior Loans and other extensions of credit under the Credit Agreement. Section 6.15 of the Shared Collateral Security Agreement provides that additional Subsidiaries of AWNA may become Subsidiary Grantors under the Shared Collateral Security Agreement by execution and delivery of an instrument in the form of this Supplement The undersigned Subsidiary (the "New Subsidiary Grantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Grantor under the Shared Collateral Security Agreement in order to induce the Senior Lenders to make additional Senior Loans other extensions of credit and as consideration for other extensions of credit under the Credit Agreement.

          Accordingly, the Collateral Trustee and the New Subsidiary Grantor agree as follows:

          SECTION 1. In accordance with Section 6.15 of the Shared Collateral Security Agreement, the New Subsidiary Grantor by its signature below becomes a Subsidiary Grantor under the Shared Collateral Security Agreement with the same force and effect as if originally named therein as a Subsidiary Grantor and the New Subsidiary Grantor hereby (a) agrees to all the terms and provisions of the Shared Collateral Security Agreement applicable to it as a Subsidiary Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary Grantor, as security for the payment and performance in full of the Obligations (as defined in the Shared Collateral Security Agreement), does hereby create and grant to the Collateral Trustee, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary Grantor's right, title and interest in and to the Collateral (as defined in the Shared Collateral Security Agreement) of the New Subsidiary Grantor. Each reference to a "Subsidiary Grantor" in the Shared Collateral Security Agreement shall be deemed to include the New Subsidiary Grantor. The Shared Collateral Security Agreement is hereby incorporated herein by reference.

          SECTION 2. The New Subsidiary Grantor represents and warrants to the

Collateral Trustee and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Grantor and the Collateral Trustee. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

          SECTION 4. The New Subsidiary Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Subsidiary Grantor.

          SECTION 5. Except as expressly supplemented hereby, the Shared Collateral Security Agreement shall remain in full force and effect.

          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Shared Collateral Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Shared Collateral Security Agreement. All communications and notices hereunder to the New Subsidiary Grantor shall be given to it in care of AWNA as set forth in the Shared Collateral Security Agreement.

          SECTION 9. The New Subsidiary Grantor agrees to reimburse the Collateral Trustee for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Trustee.

          IN WITNESS WHEREOF, the New Subsidiary Grantor and the Collateral Trustee have duly executed this Supplement to the Shared Collateral Security Agreement as of the day and year first above written.


                                [Name Of New Subsidiary Grantor],

                                  by
                                       ----------------------------
                                       Name:
                                       Title:
                                       Address:


                                THE CHASE MANHATTAN BANK, as Collateral
                                Trustee,

                                  by
                                       ------------------------------
                                       Name:
                                       Title:
                                       Address:

                SCHEDULE I: SHARED COLLATERAL SECURITY AGREEMENT
                -------------------------------------------------



                                  BFI GRANTORS

           Attwoods of North America, Inc.
           BFI Energy Systems of Albany, Inc.
           BFI Energy Systems of Delaware County, Inc.
           BFI Energy Systems of Essex County, Inc.
           BFI Energy Systems of Hempstead, Inc.
           BFI Energy Systems of Niagara, Inc.
           BFI Energy Systems of SEMASS, Inc.
           BFI Energy Systems of Southeastern Connecticut, Inc. BFI International, Inc.
           BFI Medical Waste Systems of Washington, Inc.
           BFI Trans River (GP), Inc.
           BFI Transfer Systems of New Jersey, Inc.
           BFI Waste Systems of North America, Inc.
           BFI Waste Systems of New Jersey, Inc.
           Browning-Ferris Financial Services, Inc.
           Browning-Ferris Gas Services, Inc.
           Browning-Ferris, Inc.
           Browning-Ferris Industries Chemical Services, Inc. Browning-Ferris Industries, Inc. (DE) Browning-Ferris Industries, Inc. (MA) Browning-Ferris Industries of California, Inc. Browning-Ferris Industries of Connecticut, Inc. Browning-Ferris Industries of Florida, Inc.

           Browning-Ferris Industries of Hawaii, Inc.
           Browning-Ferris Industries of New York, Inc.
           Browning-Ferris Industries of Ohio, Inc.
           Browning-Ferris Industries of Tennessee, Inc.
           Browning-Ferris Services, Inc.
           CECOS International, Inc.
           International Disposal Corp. of California
           Lake Norman Landfill, Inc.
           Maui Disposal Co., Inc.
           New Morgan Landfill Company, Inc.
           Newco Waste Systems of New Jersey, Inc.
           Risk Services, Inc.
           VHG, Inc.
           Warner Hill Development Company
           Woodlake Sanitary Service, Inc

                SCHEDULE II: SHARED COLLATERAL SECURITY AGREEMENT
                -------------------------------------------------



                                   COPYRIGHTS
                                  ------------




                                      NONE.

               SCHEDULE III: SHARED COLLATERAL SECURITY AGREEMENT
               --------------------------------------------------



                                    LICENSES
                                    --------



                                      NONE.

                SCHEDULE IV: SHARED COLLATERAL SECURITY AGREEMENT
                -------------------------------------------------



                                     PATENTS
                                     -------




                                      NONE.

                SCHEDULE V: SHARED COLLATERAL SECURITY AGREEMENT
                ------------------------------------------------



                                   TRADEMARKS
                                  ------------




                                      NONE.

                                                                     SCHEDULE II



                                   COPYRIGHTS


None.

                                                                    SCHEDULE III


                                    LICENSES


None.

                                                                     SCHEDULE IV


                                     PATENTS


None.

                                                                      SCHEDULE V



                                   TRADEMARKS


None.